Northern Empire Bancshares Announces Record Earnings for 2005 Net Income of $17.2 Million, Up 20.4%

SANTA ROSA, CA -- 01/19/2006 -- Northern Empire Bancshares (NASDAQ: NREB), the financial holding company for Sonoma National Bank, reported consolidated net income of $17.2 million for 2005 compared to $14.3 million in 2004, an increase of 20.4%. Income for the fourth quarter of 2005 was $4.6 million compared to $3.5 million for the year-ago quarter, an increase of 32.5%. Diluted earnings per share for the year and the quarter were $1.59 and $0.42, up 29.3% and 40.0%, respectively, from the prior-year periods. Per share results reflect the impact of the reduction in the number of options outstanding that occurred in November 2004; for the three- and twelve-months 2005 periods, average diluted shares outstanding declined by 331,795, or 3.0%, and 773,795, or 6.7%, respectively, compared to 2004 average three- and twelve-month levels. Annualized returns on average assets and average equity were 1.47% and 17.33%, respectively, for the year ended December 31, 2005.

Deborah Meekins, President and CEO of Northern Empire Bancshares, commented: "We achieved record earnings this year, primarily driven by strong loan and deposit growth. Our performance, as measured by EPS growth, improved operating efficiencies and profitability metrics such as our return on assets, all indicate the strength of our company and our ability to perform in a variety of interest-rate scenarios." Ms. Meekins continued, "Deposit growth was solid, helped by our 2005 expansion into Contra Costa County, with new branches in Walnut Creek and Concord, and the addition of our downtown Petaluma branch in Sonoma County. These three new branches attracted $49.8 million in new deposits, providing major funding support for the $154.7 million growth in our loan portfolio. For 2006, we are planning to open a new branch office in Healdsburg, located in northern Sonoma County, to further support the growth of core deposits in our marketplace."

Total revenue, the sum of net interest income and noninterest income, reached $50.1 million for the year, an $8.1 million or 19.3% improvement. Net interest income for 2005 was $45.7 million, an increase of 16.8% above the $39.1 million reported for the prior year. The increase reflects growth of $214.1 million in average earnings assets, or 23.0%. "As with many banks this year," Ms. Meekins continued, "We experienced moderate interest margin compression from 4.20% in 2004 to 3.99% in the current year, a 5% change. NREB like the industry was impacted by a combination of the flattening yield curve, the Federal Reserve's rapid rate increases and strong competition in all lines of business; however, we have more than offset this impact by generating high quality loans that continue to perform exceptionally well." Noninterest income rose 53.5% this year due to gains on SBA loan sales in the secondary market. The net gain on loan sales for 2005 was $3.0 million, an increase of $1.7 million, or 133.5% over last year.

Noninterest expense for the year was $18.5 million in 2005 and $16.6 million in 2004, an increase of $1.9 million or 11.3%. "In light of the 2005 branch expansion and overall growth of 14.0% in assets, expenses were well-controlled. We're excited that in May 2005 our Company was listed on the NASDAQ national market to improve liquidity and visibility, although it has resulted in new and on-going costs," added Ms. Meekins. As a result of strong revenue growth and disciplined expense control, Northern Empire's efficiency ratio improved to 37.0% for 2005 compared with 39.6% for the prior year.

Total assets at December 31, 2005 were $1.2 billion, an increase of 14.0% from the $1.1 billion reported on December 31, 2004. Gross loans grew 16.3% to $1.1 billion compared to $0.9 billion at December 31, 2004. "Loan volume was exceptionally strong this year, and we booked record volume. As borrowers took advantage of longer-term, fixed-rate loans, however, loan prepayments from accelerated refinancing activity impacted the overall growth of our loan portfolio," Ms. Meekins noted.

"Asset quality at Sonoma National has historically been very sound, with a low level of non-performing loans and charge-offs. For 2005, we experienced no loan charge-offs whatsoever, and over the past five years, net charge-offs totaled $212,000," stated Ms. Meekins. At December 31, 2005, non-performing loans were $618,000 or 0.06% of total loans compared to $1.1 million, or 0.12% of loans at December 31, 2004. Consistent with the Bank's internal loan loss allocation methodology, $2.0 million was added to reserves in recognition of the 16.3% loan growth experienced in 2005. The allowance for loan losses was $10.7 million at December 31, 2005, up 23.3% from $8.7 million at December 31, 2004.

Deposits were $888.0 million at year end, an increase of 12.3% from the $791.0 million reported a year ago. Of this total, $80.8 million, or 9.1%, represent non-interest bearing demand deposits, an increase of 12.0% above the end of 2004. The Bank continues to utilize Federal Home Loan Bank advances as a funding source although interest on the FHLB advances increased to $7.1 million from $2.3 million. At December 31, 2005, advances totaled $230.4 million, up 20.0%, compared to advances of $191.9 million at the end of December 2004.

The Company remained well capitalized, with total risk-based capital of 12.2%. Total capital equaled $107.3 million on December 31, 2005, an increase of 19.4% compared to $89.9 million on December 31, 2004.

Northern Empire Bancshares is pleased to announce the appointments of Larry V. Sorensen, Executive Vice President of Corporate Development of Sonoma National Bank since May 2002, to Chief Financial Officer and Jane M. Baker to Chief Accounting Officer of the Company on January 17, 2006.

About the Company

Northern Empire Bancshares, the financial holding company for Sonoma National Bank, was incorporated in 1982. The Bank specializes in commercial real-estate lending and is a leading SBA lender in the North Bay area; it has eleven branch locations -- eight in Sonoma County, of which three are in-store banking offices, two in Costa Contra and one in Marin County. The Bank also has loan production offices in Sacramento, CA and Phoenix, AZ. For more information on Northern Empire Bancshares and Sonoma National Bank, please refer to the Company's Website at www.snbank.com.

Forward-Looking Statements

Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Northern Empire Bancshares' Securities and Exchange Commission filings, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Northern Empire Bancshares disclaims any intent or obligation to update these forward-looking statements.

                        NORTHERN EMPIRE BANCSHARES
                        CONSOLIDATED BALANCE SHEETS

                                              December 31,     December 31,
                                                 2005             2004
                                                 ----             ----
                                              (Unaudited)       (Audited)
ASSETS
   Cash and due from banks                $    28,936,000  $    21,006,000
   Federal funds sold                          30,188,000       95,498,000
                                          ---------------  ---------------
      Total cash and cash equivalents          59,124,000      116,504,000

   Securities available for sale               50,488,000        1,082,000
   Federal Reserve Bank stock                     166,000          254,000
   Federal Home Loan Bank stock                11,731,000        9,020,000

   Total loans and leases                   1,101,521,000      946,823,000
   Allowance for loan and lease losses        (10,749,000)      (8,719,000)
                                          ---------------  ---------------
      Total Loans and leases, net           1,090,772,000      938,104,000

   Premises and equipment, net                  3,292,000        2,709,000
   Bank owned life insurance policies           2,783,000        2,663,000
   Accrued interest receivable                  5,927,000        3,884,000
   Other assets                                 7,451,000        6,704,000
                                          ---------------  ---------------

      Total assets                        $ 1,231,734,000  $ 1,080,924,000
                                          ===============  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                 $    80,808,000  $    72,156,000
      Interest-bearing                        807,219,000      718,869,000
                                          ---------------  ---------------
         Total deposits                       888,027,000      791,025,000

   Federal Home Loan Bank advances            230,379,000      191,912,000
   Accrued expenses and other liabilities       6,021,000        8,109,000
                                          ---------------  ---------------
         Total liabilities                  1,124,427,000      991,046,000
                                          ---------------  ---------------

SHAREHOLDERS' EQUITY
   Common stock                                60,655,000       47,302,000
   Additional paid-in-capital                   7,681,000        7,681,000
   Retained earnings                           39,072,000       34,905,000
   Accumulated other comprehensive
    income (loss)                                (101,000)         (10,000)
                                          ---------------  ---------------
      Total shareholders' equity              107,307,000       89,878,000
                                          ---------------  ---------------

      Total liabilities and
       shareholders' equity               $ 1,231,734,000  $ 1,080,924,000
                                          ===============  ===============

                        NORTHERN EMPIRE BANCSHARES
                      CONSOLIDATED REPORTS OF INCOME

                          THREE MONTHS ENDED             YEAR ENDED
                       December 31, December 31,  December 31, December 31
                           2005         2004          2005         2004
                           ----         ----          ----         ----
                       (Unaudited)  (Unaudited)   (Unaudited)  (Unaudited)

INTEREST INCOME
   Loans, including
    fees               $19,240,000  $14,527,000   $70,621,000  $52,918,000
   Investment
    securities             614,000       81,000     1,343,000      360,000
   Federal funds sold      383,000      432,000     2,374,000    1,124,000
                       -----------  -----------   -----------  -----------
      Total interest
       income           20,237,000   15,040,000    74,338,000   54,402,000

INTEREST EXPENSE
   Deposits              6,535,000    3,767,000    21,533,000   12,984,000
   Federal Home Loan
    Bank advances        1,991,000      788,000     7,113,000    2,302,000
                       -----------  -----------   -----------  -----------
      Total interest
       expense           8,526,000    4,555,000    28,646,000   15,286,000
                       -----------  -----------   -----------  -----------

      Net interest
       income           11,711,000   10,485,000    45,692,000   39,116,000

   Provision for loan
    and lease losses       600,000      525,000     2,250,000    1,550,000
                       -----------  -----------   -----------  -----------

      Net interest
       income after
       provision for
       loan and
       lease losses     11,111,000    9,960,000    43,442,000   37,566,000

NON INTEREST INCOME
   Service charges on
    deposit accounts       126,000      123,000       494,000      471,000
   Net gain on sales
    of loans               854,000            0     3,022,000    1,294,000
   Other income            214,000      192,000       876,000    1,097,000
                       -----------  -----------   -----------  -----------
      Total non
       interest income   1,194,000      315,000     4,392,000    2,862,000

NON INTEREST EXPENSE
   Salaries and
    benefits             2,679,000    2,978,000    11,078,000   10,464,000
   Occupancy               504,000      414,000     1,907,000    1,422,000
   Furniture and
    equipment              277,000      266,000     1,132,000      948,000
   Other expense           969,000    1,135,000     4,397,000    3,806,000
                       -----------  -----------   -----------  -----------
      Total non
       interest expense  4,429,000    4,793,000    18,514,000   16,640,000
                       -----------  -----------   -----------  -----------

      Income before
       income tax
       provision         7,876,000    5,482,000    29,320,000   23,788,000

   Income tax
    provision            3,267,000    2,003,000    12,073,000    9,468,000
                       -----------  -----------   -----------  -----------

      Net income       $ 4,609,000  $ 3,479,000   $17,247,000  $14,320,000
                       ===========  ===========   ===========  ===========

   Basic earnings
    per share          $      0.44  $      0.33   $      1.66  $      1.39

   Diluted earnings
    per share          $      0.42  $      0.30   $      1.59  $      1.23

   Average shares
    outstanding *       10,396,495   10,358,354    10,377,985   10,266,801

   Average diluted
    shares
    outstanding *       10,838,275   11,170,070    10,827,976   11,601,771

                        NORTHERN EMPIRE BANCSHARES
                    CONSOLIDATED FINANCIAL HIGHLIGHTS
                              (Unaudited)

                                                           Year ended
                                    Fourth quarter         December 31,
(dollars in thousands except    -------------------- ----------------------
 per share data)                   2005       2004       2005       2004
                                ---------- ---------- ---------- ----------
EARNINGS
   Net interest income          $   11,711     10,485     45,692     39,116
   Provision for loan and
    lease losses                $      600        525      2,250      1,550
   Noninterest income           $    1,194        315      4,392      2,862
   Noninterest expense          $    4,430      4,793     18,515     16,640
   Net income                   $    4,609      3,479     17,247     14,320
   Basic earnings per share*    $     0.44       0.33       1.66       1.39
   Diluted earnings per share*  $     0.42       0.30       1.59       1.23
   Average shares outstanding * 10,396,495 10,358,354 10,377,985 10,266,801
   Average diluted shares
    outstanding *               10,838,275 11,170,070 10,827,976 11,601,771

PERFORMANCE RATIOS
   Return on average assets          1.51%      1.33%      1.47%      1.49%
   Return on average
    common equity                   17.27%     15.79%     17.33%     18.16%
   Net interest margin               3.92%      4.13%      3.99%      4.20%
   Efficiency ratio                 34.33%     44.38%     36.96%     39.64%
   Full-time equivalent employees      172        152        172        152

CAPITAL
   Average equity to average
    assets                           8.73%      8.42%      8.47%      8.22%
   Tier 1 leverage capital ratio     8.84%      8.63%      8.84%      8.63%
   Tier 1 risk-based capital
    ratio                           11.04%     11.06%     11.04%     11.06%
   Total risk-based capital
    ratio                           12.18%     12.13%     12.18%     12.13%
   Book value per share*        $    10.32       8.69      10.32       8.69

ASSET QUALITY
   Gross loan charge-offs       $        0          0          0        135
   Net loan charge-offs         $        0          0          0        130
   Net loan charge-offs to
    average loans                    0.00%      0.00%      0.00%      0.02%
   Allowance for loan losses    $   10,749      8,719     10,749      8,719
   Allowance for losses to
    total loans                      0.98%      0.92%      0.98%      0.92%
   Nonperforming loans          $      618      1,089        618      1,089
   Other real estate and
    repossessed assets          $        0          0          0          0
   Nonperforming assets to
    total assets                     0.05%      0.10%      0.05%      0.10%

END OF PERIOD BALANCES
   Loans                        $1,101,520    946,823  1,101,520    946,823
   Total earning assets
    (before allowance)          $1,192,448  1,053,530  1,192,448  1,053,530
   Total assets                 $1,203,466  1,080,924  1,203,466  1,080,924
   Deposits                     $  888,027    791,025    888,027    791,025
   Shareholders' equity         $  107,307     89,878    107,307     89,878

AVERAGE BALANCES
   Loans                        $1,082,590    908,627  1,034,162    834,525
   Total earning assets
    (before allowance)          $1,183,018  1,010,984  1,145,983    931,851
   Total assets                 $1,212,428  1,040,651  1,175,193    959,071
   Deposits                     $  904,545    812,941    855,400    727,700
   Shareholders' equity         $  105,865     87,630     99,501     78,860

*  Adjusted for 5% stock dividend declared in March 2005.

For additional information contact:
Deborah A. Meekins
President & CEO
Northern Empire Bancshares
(707) 579-2265